Exhibit 99.1

K12 Inc. Announces FY19 Managed Enrollments Growth of 6.9% to 118.8 Thousand Students

Full Year Revenue Guidance Exceeds $1.0 Billion; Profit Expected to Grow 20%+

HERNDON, Va.--(BUSINESS WIRE)--October 23, 2018--K12 Inc. (NYSE: LRN), a technology-based education company and leading provider of online curriculum and online school programs for students in pre-K through high school, today announced its results for the first fiscal quarter ended September 30, 2018.

Financial Highlights for the Three Months Ended September 30, 2018 (First Quarter Fiscal Year 2019)

  Revenues of $251.3 million, compared to revenues of $228.8 million in the first quarter of FY 2018.
  Loss from operations of $13.8 million, compared to loss from operations of $17.8 million in the first quarter of FY 2018.
  Net loss attributable to common stockholders of $8.3 million, compared to net loss attributable to common stockholders of $8.1 million in the first quarter of FY 2018.
  Diluted net loss attributable to common stockholders per share of $0.22, compared to diluted net loss attributable to common stockholders of $0.21 in the first quarter of FY 2018.

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we are also presenting adjusted operating income (loss) and adjusted EBITDA. Management believes that these additional metrics provide useful information to our investors as an indicator of performance because they exclude stock-based compensation expenses. Non-GAAP Financial Highlights for the three months ended September 30, 2018 (First Quarter Fiscal Year 2019) are as follows.

  Adjusted loss from operations of $9.7 million, compared to adjusted loss from operations of $14.7 million in the first quarter of FY 2018.
  Adjusted EBITDA of $8.8 million, compared to adjusted EBITDA of $6.0 million in the first quarter of FY 2018.

The results for fiscal 2019 include K12’s adoption of the new revenue recognition standard, ASC 606. Results presented for fiscal 2018 have not been restated and are reported under the accounting standards in effect for that period. For reference, we have provided select metrics in Appendix A for fiscal 2018 including the impact of ASC 606. Additional information on K12’s adoption of ASC 606 can be found in K12’s First Quarter Fiscal 2019 Report on Form 10-Q.

Liquidity

As of September 30, 2018, the Company had cash, cash equivalents, and restricted cash of $145.0 million, compared to $147.3 million in the first quarter of FY2018. Compared to the $233.1 million reported at June 30, 2018 cash, cash equivalents, and restricted cash in the quarter decreased $88.1 million. This decrease is largely the result of normal seasonal expenditures incurred at the start of the school year.

Capital Expenditures

Capital expenditures for the three months ended September 30, 2018 were $17.7 million, an increase of $2.2 million from the prior year’s first three months, and was comprised of:

  $1.7 million for property and equipment,
  $9.3 million for capitalized software development, and
  $6.7 million for capitalized curriculum.

Revenue and Enrollment Data

Revenue

The Company’s lines of business are – Managed Public School Programs (where K12 provides substantially all the administrative support, information technology, academic support services, online curriculum, learning system platforms, and instructional services), Institutional (Non-managed Public School Programs – curriculum, technology and other educational services where K12 does not provide primary administrative oversight, and Institutional Software and Services – educational software and services provided to school districts, public schools and other educational institutions), and Private Pay Schools and Other (private schools for which it charges student tuition and makes direct consumer sales) – The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended September 30,		Change 2018 / 2017
	2018	2017	$	%
	(In thousands, except percentages)

Managed Public School Programs	$220,543	$188,506	$32,037	17.0%

Institutional
Non-managed Public School Programs	11,405	17,159	(5,754)	-33.5%
Institutional Software & Services	11,094	13,458	(2,364)	-17.6%
Total Institutional	22,499	30,617	(8,118)	-26.5%
Private Pay Schools and Other	8,272	9,662	(1,390)	-14.4%
Total	$251,314	$228,785	$22,529	9.8%

Enrollment Data

The following table sets forth average enrollment data for the period indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended September 30,		2018 / 2017
	2018	2017	Change	Change %
	(In thousands, except percentages)

Managed Public School Programs (1,2)	118.8	111.1	7.7	6.9%
Non-managed Public School Programs (1)	23.8	24.0	(0.2)	-0.8%

(1)	If a school changes from a Managed Public School Program to a Non-managed Public School Program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.
(2)	Managed Public School Programs include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the period indicated.

	Three Months Ended		Change
	September 30,		2018 / 2017
	2018	2017	$	%
Managed Public School Programs	$1,856	$1,697	159	9.4%
Non-managed Public School Programs	479	715	(236)	-33.0%

Outlook

The Company is forecasting the following for the full year, fiscal 2019:

  Revenue in the range of $1,000 million to $1,010 million.
  Capital expenditures of $47 million to $50 million. Note: Capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Tax rate of 25.0% to 30.0%.
  Adjusted operating income in the range of $56.0 million to $60.0 million.

The Company is forecasting the following for the second quarter, fiscal 2019:

  Revenue in the range of $250.0 million to $255.0 million.
  Capital expenditures of $11.0 million to $13.0 million. Note: Capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Adjusted operating income in the range of $35.0 million to $38.0 million.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; entry of new competitors with superior competitive technologies and lower prices; disruptions to our Internet-based learning and delivery systems resulting from cyber-attacks; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of September 30, 2018, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its first quarter fiscal year 2019 financial results during a conference call scheduled for Tuesday, October 23, 2018 at 5:00 p.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=131506. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 4:45 p.m. (ET). No passcode is required.

A replay of the call will be available starting on October 23, 2018 at 8:00 p.m. ET through November 23, 2018 at 8:00 p.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13682940. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=131506 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three months ended September 30, 2018, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Form 10-Q for the quarter ended September 30, 2018, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2018	2018
		(audited)
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$143,049	$231,113
Accounts receivable, net of allowance of $12,222 and $12,384 at September 30, 2018 and June 30, 2018, respectively	283,806	176,319
Inventories, net	18,116	31,134
Prepaid expenses	25,205	10,278
Other current assets	15,028	10,388
Total current assets	485,204	459,232
Property and equipment, net	37,002	28,868
Capitalized software, net	54,163	55,488
Capitalized curriculum development costs, net	52,952	53,558
Intangible assets, net	17,209	17,951
Goodwill	90,197	90,197
Deposits and other assets	48,075	36,669
Total assets	$784,802	$741,963
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$17,083	$13,353
Accounts payable	39,062	29,362
Accrued liabilities	14,016	14,345
Accrued compensation and benefits	18,729	36,050
Deferred revenue	69,434	23,114
Total current liabilities	158,324	116,224
Capital lease obligations, net of current portion	20,609	12,665
Deferred rent, net of current portion	3,015	3,270
Deferred tax liability	17,878	12,577
Other long-term liabilities	9,280	10,038
Total liabilities	209,106	154,774
Commitments and contingencies	—	—
Stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 45,573,280 and 44,902,567 shares issued; and 40,238,537 and 39,567,824 shares outstanding at September 30, 2018 and June 30, 2018, respectively	4	4
Additional paid-in capital	701,398	703,351
Accumulated other comprehensive loss	(180)	(252)
Accumulated deficit	(23,044)	(13,432)
Treasury stock of 5,334,743 shares at cost at September 30, 2018 and June 30, 2018	(102,482)	(102,482)
Total stockholders’ equity	575,696	587,189
Total liabilities and stockholders' equity	$784,802	$741,963

K12 INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2018	2017
	(In thousands except share and per share data)
Revenues	$251,314	$228,785
Cost and expenses
Instructional costs and services	158,985	147,367
Selling, administrative, and other operating expenses	102,578	96,282
Product development expenses	3,503	2,898
Total costs and expenses	265,066	246,547
Loss from operations	(13,752)	(17,762)
Loss from equity method investments	(97)	—
Interest income, net	509	235
Loss before income taxes and noncontrolling interest	(13,340)	(17,527)
Income tax benefit	5,058	9,368
Net loss	(8,282)	(8,159)
Add net loss attributable to noncontrolling interest	—	103
Net loss attributable to common stockholders	$(8,282)	$(8,056)
Net loss attributable to common stockholders per share:
Basic and diluted	$(0.22)	$(0.21)
Weighted average shares used in computing per share amounts:
Basic and diluted	38,434,049	39,108,172

K12 INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2018	2017
	(In thousands)
Cash flows from operating activities
Net loss	$(8,282)	$(8,159)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	18,511	20,636
Stock-based compensation expense	4,024	3,079
Deferred income taxes	5,865	7,765
Provision for doubtful accounts	446	120
Other	2,932	2,423
Changes in assets and liabilities:
Accounts receivable	(107,930)	(90,704)
Inventories, prepaid expenses and other current assets	(6,438)	(17,887)
Deposits and other assets	664	(1,220)
Accounts payable	15,998	8,168
Accrued liabilities	(398)	(8,976)
Accrued compensation and benefits	(17,321)	(15,086)
Deferred revenue	43,854	40,939
Deferred rent and other liabilities	(1,017)	499
Net cash used in operating activities	(49,092)	(58,403)
Cash flows from investing activities
Purchase of property and equipment	(1,738)	(5,143)
Capitalized software development costs	(9,317)	(7,934)
Capitalized curriculum development costs	(6,685)	(2,445)
Acquisitions and investments	(11,652)	—
Net cash used in investing activities	(29,392)	(15,522)
Cash flows from financing activities
Repayments on capital lease obligations	(3,518)	(3,743)
Payments of contingent consideration	—	(1,819)
Proceeds from exercise of stock options	10	58
Repurchase of restricted stock for income tax withholding	(6,072)	(4,093)
Net cash used in financing activities	(9,580)	(9,597)
Net change in cash, cash equivalents and restricted cash	(88,064)	(83,522)
Cash, cash equivalents and restricted cash, beginning of period	233,113	230,864
Cash, cash equivalents and restricted cash, end of period	$145,049	$147,342

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of September 30th:
Cash and cash equivalents	$143,049	$147,342
Deposits and other assets (restricted cash)	2,000	—
Total cash, cash equivalents and restricted cash	$145,049	$147,342

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we have presented adjusted operating income (loss) and adjusted EBITDA. These measures are not measurements recognized under GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation.
  Adjusted EBITDA is defined as net income (loss) attributable to common stockholders as adjusted for interest income (expense), net; income (loss) from equity method investments; income tax benefit (expense); noncontrolling interest; stock-based compensation; and depreciation and amortization. Interest income (expense) primarily consists primarily of interest expense for capital leases and interest income on customer receivables.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations because it is an indicator of performance with the removal of stock-based compensation which assists both investors and management in analyzing and benchmarking the performance and value of our business.

We believe adjusted EBITDA is useful to an investor in evaluating our operating performance because it is both widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired.

Our management uses adjusted EBITDA and adjusted operating income (loss):

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis;
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry; and
  as consistent with lending covenants on our line of credit.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA and adjusted operating income (loss) used by other companies. Although we use these non-GAAP measures as financial measures to assess the performance of our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure.

Adjusted EBITDA and adjusted operating income (loss) should be considered in addition to, and not as a substitute for, income or loss from operations, net income or loss, and earnings or loss per share prepared in accordance with GAAP as a measure of performance. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended September 30,
	2018	2017
	(In thousands)
Net loss attributable to common stockholders	$(8,282)	$(8,056)
Interest income, net	(509)	(235)
Loss from equity method investments	97	-
Income tax benefit	(5,058)	(9,368)
Noncontrolling interest	-	(103)
Stock-based compensation expense	4,024	3,079
Adjusted operating loss	(9,728)	(14,683)
Depreciation and amortization	18,511	20,636
Adjusted EBITDA	$8,783	$5,953

Appendix A: Impact of Adoption of ASC 606

The company is providing pro-forma quarterly revenues and adjusted operating income (loss) as if the Company had adopted ASC 606 during Fiscal 2018. These amounts have not been audited or reviewed and are provided for reference only.

	Three Months Ended September 30, 2017			Three Months Ended December 31, 2017			Three Months Ended March 31, 2018			Three Months Ended June 30, 2018			Fiscal Year 2018
	As Reported	Pro- Forma	Change	As Reported	Pro- Forma	Change	As Reported	Pro- Forma	Change	As Reported	Pro- Forma	Change	As Reported	Pro- Forma	Change
	(In thousands)

Revenues	$228,785	$232,461	$3,676	$217,211	$230,470	$13,259	$232,864	$224,439	$(8,425)	$238,874	$227,898	$(10,976)	$917,734	$915,268	$(2,466)

Adjusted operating income (loss)	$(14,683)	$(11,007)	$3,676	$20,931	$34,190	$13,259	$24,274	$15,849	$(8,425)	$15,840	$4,864	$(10,976)	$46,362	$43,896	$(2,466)

Note: Additional information on this change and all impacts from K12’s adoption of ASC 606 can be found in the Company’s Form 10-Q.

About K12 Inc.

K12 Inc. (NYSE: LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12’s curriculum serves over 2,000 schools and school districts and has delivered millions of courses over the past decade. K12 provides online and blended education solutions to charter schools, public school districts, private schools, and directly to families. The K12 program is offered through more than 70 partner public schools, and through school districts and public and private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com. To download the enrollment app visit K12.com/app.

Source: K12 Inc.

CONTACT:
K12 Inc.
Investor and Press Contact:
Mike Kraft, 571-353-7778
Senior Vice President, Corporate Communications
mkraft@k12.com